EXHIBIT A

                                 AGREEMENT

                        JOINT FILING OF SCHEDULE 13D


               The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersig ned's ownership of securities of Cypress Bioscience, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


                                  PARAMOUNT CAPITAL ASSET MANAGEMENT, INC.

Dated:  October 18, 1996
        New York, NY              By /s/ Lindsay A. Rosenwald. M.D.
                                         Lindsay A. Rosenwald, M.D.
                                         President


                                  ARIES DOMESTIC FUND, L.P.
                                  By Paramount Capital Asset Management, Inc.
                                       General Partner

Dated:  October 18, 1996
        New York, NY              By /s/ Lindsay A. Rosenwald   M.D.
                                         Lindsay A. Rosenwald, M.D.
                                         President


                                  THE ARIES TRUST
                                  By Paramount Capital Asset Management, Inc.
                                       Investment Manager

Dated:  October 18, 1996
        New York, NY              By /s/ Lindsay A. Rosenwald, M.D.
                                         Lindsay A. Rosenwald, M.D.
                                         President

Dated:  October 18, 1996
        New York, NY              By  /s/ Lindsay Rosenwald, M.D.
                                          Lindsay A. Rosenwald, M.D.